UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2019

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Chalan Santo Papa Hagatna, Guam		96910
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On March 20, 2019, the Board of Directors of BankGuam Holding Company (the “Company”) appointed Joaquin P.L.G. Cook as the President and Chief Executive Officer, as well as the Vice Chairman, of the Company. Mr. Cook has served as the Company’s Interim President and Chief Executive Officer since January 1, 2019. In connection with the appointment, the Company’s subsidiary, Bank of Guam (the “Bank”), entered into an Employment Agreement with Mr. Cook, effective April 1, 2019 and with an expiration date of March 31, 2022. The Employment Agreement provides for, among other things, an annual base salary of $260,000, with annual CPI adjustments. The Employment Agreement also provides for a quarterly incentive bonus opportunity equal to 2% of the net profits after taxes of the Bank, up to $250,000 per year. The incentive bonus shall be reduced by 5% to 100% if the Bank does not meet certain objectives, which are set forth in the Employment Agreement, as measured by return on assets, return on equity, level of adversely classified assets to Tier 1 capital and allowance for loan and lease losses, and the Bank’s efficiency ratio. The incentive bonus may also increase by 5% to 22.5% if the Bank exceeds certain objectives, which are set forth in the Employment Agreement, as measured by level of adversely classified assets to Tier 1 capital and allowance for loan and lease losses, and the Bank’s efficiency ratio. The incentive bonus is further subject to a minimum payment of $50,000 per year. The Employment Agreement also provides certain personal benefits which include (a) a group term life insurance policy in the amount of $700,000 maintained by the Bank, (b) use of an automobile and compensation for operating expenses, and (c) the right to participate in the Bank’s group health insurance, accident insurance and disability insurance plans. Upon permanent disability, Mr. Cook would receive his base salary adjusted for CPI increases, together with all incentive bonuses, for the remainder of the term of his Employment Agreement. The Employment Agreement also provides for a Survivor Income Plan with a death benefit of $1,060,606 and a Supplemental Executive Retirement Plan (“SERP”) which pays out for a period of 15 years the amount of $150,000 per annum after 10 years from the date of the SERP contract, at the Bank’s sole expense and cost. In the event of disability, the Bank is obligated to pay in 180 monthly payments 100% of the accrual balance, as defined in the SERP agreement. The agreements are expected to begin paying out at the executive’s normal retirement date when defined in the SERP agreement on the first day of the month following determination of disability. In the event of a change in control, the Bank is obligated to pay within 60 days of separation 100% of the accrual balance, as defined in the SERP agreement. In addition, in the event of a termination by the executive for “good reason” (as defined in the Employment Agreement) or by the Bank for any reason other than “cause” (as defined in the Employment Agreement), the Employment Agreement provides for continued payment of the amounts that would have been paid under the Employment Agreement for the remainder of the term.

The information required by Item 401 of Regulation S-K is hereby incorporated by reference for Mr. Cook from the Company’s Proxy Statement filed on July 23, 2018, under the heading “Board of Directors – Class III Directors.”

Appointment of Executive Vice President and Chief Operating Officer.

On March 20, 2019, the Board of Directors of the Company appointed Maria Eugenia H. Leon Guerrero as the Executive Vice President and Chief Operating Officer of the Company. Ms. Leon Guerrero has served as the Company’s Executive Vice President of the Company and the Executive Vice President/Retail and Card Services of the Bank since 2016. In connection with the appointment, the Bank entered into an Employment Agreement with Ms. Leon Guerrero, effective April 1, 2019 and with an expiration date of March 31, 2022. The Employment Agreement provides for, among other things, an annual base salary of $250,000, with annual CPI adjustments. The Employment Agreement also provides for a quarterly incentive bonus opportunity equal to 2% of the net profits after taxes of the Bank, up to $250,000 per year. The incentive bonus shall be reduced by 5% to 100% if the Bank does not meet certain objectives, which are set forth in the Employment Agreement, as measured by return on assets, return on equity, level of adversely classified assets to Tier 1 capital and allowance for loan and lease losses, and the Bank’s efficiency ratio. The incentive bonus may also increase by 5% to 22.5% if the Bank exceeds certain objectives, which are set forth in the Employment Agreement, as measured by level of adversely classified assets to Tier 1 capital and allowance for loan and lease losses, and the Bank’s efficiency ratio. The incentive bonus is further subject to a minimum payment of $50,000 per year. The Employment Agreement also provides for certain other personal benefits including (a) a group term life insurance policy in the amount of $700,000 maintained by the Bank, (b) use of an automobile and compensation for operating expenses, and (c) the right to participate in the Bank’s group health insurance, accident insurance and disability insurance plans. Upon disability, Ms. Leon Guerrero would receive her base salary, adjusted for the CPI increases, together with all incentive bonuses for the remainder of the term of her Employment Agreement. The Employment Agreement also provides for a Survivor Income Plan with a death benefit of $1,060,606 and a SERP which pays out for a period of 15 years the amount of $100,000 per annum after 10 years from the date of the SERP contract, at the Bank’s sole expense and cost. In the event of disability, the Bank is obligated to pay in 180 monthly payments 100% of the accrual balance, as defined in the SERP agreement. The agreements are expected to begin paying out at the executive’s normal retirement date when defined in the SERP agreement on the first day of the month following determination of disability. In the event of a change in control, the Bank is obligated to pay within 60 days of separation 100% of the accrual balance, as defined in the SERP agreement. In addition, in the event of a termination by the executive for “good reason” (as defined in the Employment Agreement) or by the Bank for any reason other than “cause” (as defined in the Employment Agreement), the Employment Agreement provides for continued payment of the amounts that would have been paid under the Employment Agreement for the remainder of the term.

Maria Eugenia H. Leon Guerrero, age 39, was appointed to the Board of the Company and the Bank in February 2019. Prior to her appointment as the Executive Vice President and Chief Operating Officer of the Bank, she was the Executive Vice President/Retail and Card Services of the Bank and the Executive Vice President of the Company. She joined the Bank in 2009 and held several positions such as Director of Card Services, Six Sigma Champion and Strategic Planning Officer, and Credit Officer. In 2017 she graduated from the Pacific Coast Banking School. She is the daughter of the late Anthony A. Leon Guerrero, who was the President and Chief Executive Officer of the Bank from 1992 to 2005. She is also the first cousin of Mr. Cook.

Appointment of Chairman of the Board of the Company and the Bank.

On March 20, 2019, the Board of Directors of the Company appointed William D. Leon Guerrero as the Chairman of the Board of Directors of the Company and the Bank. Mr. Leon Guerrero had served as the Vice Chairman, Executive Vice President and Chief Operating Officer of the Company since the Company was organized in 2011, and as the Executive Vice President and Chief Operating Officer of the Bank since 1992. In connection with the appointment, the Bank entered into an Employment Agreement with Mr. Leon Guerrero, effective April 1, 2019 and with an expiration date of March 31, 2022. The Employment Agreement provides for, among other things, the payment of an annual base salary of $300,000 with annual CPI adjustments. The Employment Agreement also provides for a quarterly incentive bonus opportunity equal to 2% of the net profits after taxes of the Bank, up to or $250,000 per year. The incentive bonus shall be reduced by 5% to 100% if the Bank does not meet certain objectives, which are set forth in the Employment Agreement, as measured by return on assets, return on equity, level of adversely classified assets to Tier 1 capital and allowance for loan and lease losses, and the Bank’s efficiency ratio. The incentive bonus may also increase by 5% to 22.5% if the Bank exceeds certain objectives, which are set forth in the Employment Agreement, as measured by level of adversely classified assets to Tier 1 capital and allowance for loan and lease losses, and the Bank’s efficiency ratio. The incentive bonus is further subject to a minimum payment of $50,000 per year. The Employment Agreement also provides for certain other personal benefits including (a) a group term life insurance policy in the amount of $700,000 maintained by the Bank, (b) use of an automobile and compensation for operating expenses, and (c) the right to participate in the Bank’s group health insurance, accident insurance and disability insurance plans. Upon disability, Mr. Leon Guerrero would receive his base salary, adjusted for the CPI increases, together with all incentive bonuses for the remainder of the term of the Employment Agreement. The Employment Agreement also provides a Survivor Income Plan with a death benefit of $1,060,606 and a SERP which pays out for a period of 15 years the amount of $150,000 per annum after 10 years from the date of the SERP contract, at the Bank’s sole expense and cost. In the event of disability, the Bank is obligated to pay in 180 monthly payments 100% of the accrual balance, as defined in the SERP agreement. The agreements are expected to begin paying out at the executive’s normal retirement date when defined in the SERP agreement on the first day of the month following determination of disability. In the event of a change in control, the Bank is obligated to pay within 60 days of separation 100% of the accrual balance, as defined in the SERP agreement. In addition, in the event of a termination by the executive for “good reason” (as defined in the Employment Agreement) or by the Bank for any reason other than “cause” (as defined in the Employment Agreement), the Employment Agreement provides for continued payment of the amounts that would have been paid under the Employment Agreement for the remainder of the term.

The information required by Item 401 of Regulation S-K is hereby incorporated by reference for Mr. Leon Guerrero from the Company’s Proxy Statement filed on July 23, 2018, under the heading “Board of Directors – Nominees for Directors.”

It is anticipated that the Board of Directors of the BankGuam Investment Services (“BGIS”) will appoint Mr. Cook as the Chief Executive Officer and President of BGIS, Ms. Leon Guerrero as the Executive Vice President and Chief Operating Officer of BGIS and Mr. Leon Guerrero as the Chairman of the Board of BGIS at their next regularly scheduled Board meetings.

The Bank has had and expects to have banking transactions in the ordinary course of business with many of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable loans with persons not related to the Company. During 2018, no loan to any director or executive officer of the Company (or their associates) involved more than the normal risk of collectability or presented other unfavorable features.

Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested” director not participating and dollar limitations on amounts of certain loans, and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the Company, Regulation O has been complied with in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated March 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: March 26, 2019	BankGuam Holding Company

	By:	/s/ Joaquin P.L.G. Cook
Joaquin P.L.G. Cook
President and Chief Executive Officer